Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”) dated as of November 14, 2012 to the Credit Agreement referred to below, between FIRST AMERICAN FINANCIAL CORPORATION (the “Borrower”), the GUARANTORS identified under the caption “GUARANTORS” on the signature pages hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent thereunder (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Guarantors party thereto, the lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of April 17, 2012 (as amended and in effect immediately prior to giving effect to this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower and the Lenders wish to amend the Credit Agreement in certain respects;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined are used herein as defined in the Credit Agreement.

SECTION 2. Amendments. Effective as provided (and subject to the satisfaction of the conditions precedent) in Section 4 hereof, the Credit Agreement shall be amended as follows:

2.01. General References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Definitions.

A. Amended or New Terms. Section 1.01 of the Credit Agreement shall be amended by amending the following definitions (to the extent already included in said Section 1.01) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.01):

“Acquisition” means the acquisition by the Borrower or any Data Tree/Data Trace Entity of (a) Equity Interests of any other Person representing more than 50% of the voting power of the Equity Interests of such Person, (b) all or substantially all of the assets of any other Person or (c) all or substantially all of the assets constituting one or more divisions, lines of business or business units of any other Person.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in that certain Amendment No. 1 to this Agreement dated as of November 14, 2012 among Borrower, the Subsidiaries party thereto, the Lenders and the Administrative Agent.

“Designated Parties” means, collectively, the Borrower and the Date Tree/Data Trace Entities.

“Designated Party Subsidiary” means any Subsidiary of the Borrower which is a Designated Party.

“FATCA” means Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Loan Documents” means, collectively, this Agreement and the promissory notes (if any) executed and delivered pursuant to Section 2.07(f).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under the Loan Documents or (c) the rights and remedies available to the Lenders under the Loan Documents, taken as a whole.

“Material Subsidiary” means, at any time, (a) any Data Tree/Data Trace Entity, (b) FATICO and (c) any other Subsidiary having a net book value that equals or exceeds 5% of the Total Stockholders’ Equity (determined as of the last day of the most recently ended fiscal quarter or fiscal year for which financial statements are available).

“Obligations” means, collectively, all of the Indebtedness, liabilities and obligations of the Borrower to the Administrative Agent and/or the Lenders arising under the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under clause (g) or (h) of Article VII and including all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

“Restricted Payment” means any dividend or other distribution (whether in cash or property) with respect to any Equity Interests of any Designated Party, or any payment (whether in cash or property), including any sinking fund or similar deposit, on account of the purchase, repurchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests, or on account of any return of capital to any Designated Party or their respective shareholders, partners or members (or the equivalent Persons thereof). For the avoidance of doubt, issuances by a Designated Party of stock options, restricted stock or other stock-based compensation to officers, directors and employees of the Borrower and its Subsidiaries shall not constitute Restricted Payments.

“Transactions” means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

B. Deleted Terms. The following definitions in Section 1.01 of the Credit Agreement shall be deleted in their entirety: “Collateral”, “Excess Funding Guarantor”, “Excess Payment”, “Guarantee Joinder Agreement”, “Guaranteed Obligations”, “Guarantors”, “Loan Parties”, “Loan Party Subsidiary”, “Non-Loan Party Subsidiary”, “Pledge Agreement”, “Pro Rata Share”, “Reinstatement Event”, “Release Event”, “Secured Parties”, “Security Documents”, and “Subsidiary Guarantees”.

C. Reference to Guarantors. All references to “the Guarantors party hereto” (or words of similar import) on the cover page of the Credit Agreement and in the preamble thereof and in the Exhibits thereto (and in any promissory notes heretofore executed and delivered by the Borrower pursuant to Section 2.07(f) of the Credit Agreement) shall be deleted in their entirety.

D. No Amendments to Effective Date Conditions. Notwithstanding anything herein to the contrary, all references to the terms “Collateral”, “Guarantors”, “Loan Parties”, “Pledge Agreement”, “Secured Parties” and “Security Documents” in Section 4.01 of the Credit Agreement only shall have the meanings given to such terms as in effect under the Credit Agreement as of the Effective Date.

2.03. Prepayment of Loans. Section 2.08(b)(i) of the Credit Agreement shall be amended in its entirety to read as follows:

“(b) Mandatory Commitment Reductions and Prepayments. (i) If at any time the Debt Rating is lower than BBB- by S&P (or, subject to Section 6.14(c), there is no Debt Rating by S&P) and the Debt Rating is lower than Baa3 by Moody’s (or, subject to Section 6.14(c), there is no Debt Rating by Moody’s), the Commitments will be permanently reduced (and the Borrower will prepay the Loans to the extent provided below) as follows:

(A) upon receipt by any Designated Party of the Net Proceeds of any Equity Issuance by such Designated Party after the Effective Date, an amount equal to 50% of such Net Proceeds shall be applied toward the reduction of the Commitments and/or the prepayment of the Loans as set forth in Section 2.08(b)(ii); and

(B) upon receipt by any Designated Party of the Net Proceeds of any Indebtedness permitted to be issued or incurred by such Designated Party under Sections 6.01(k), 6.01(l), 6.01(m) and 6.01(t)(i) after the Effective Date, an amount equal to 50% of such Net Proceeds shall be applied toward the reduction of the Commitments and/or the prepayment of the Loans as set forth in Section 2.08(b)(ii).”

2.04. Taxes. Section 2.14 of the Credit Agreement shall be amended as follows:

A. References to Loan Party. Each reference therein to “any Loan Party”, “each Loan Party”, “such Loan Party”, “relevant Loan Party” or “the Loan Parties” (or words of like import) shall be replaced with the words “the Borrower” (or words of like import).

B. Indemnification. Section 2.14(c) shall be amended by deleting the words “jointly and severally” contained in the first sentence thereof.

C. FATCA. Section 2.14(f) shall be amended by replacing the words “applicable law” with “applicable Law”.

D. Treatment of Certain Refunds. The penultimate sentence of Section 2.14(g) shall be amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.”

2.05. Representations and Warranties. Article III of the Credit Agreement shall be amended as follows:

A. References to Loan Party. Each reference in such Article III to “any Loan Party”, “each Loan Party”, “such Loan Party” or “the Loan Parties” (or words of like import) shall be replaced with the words “the Borrower” (or words of like import).

B. Amendments to Section 3.15 and 3.16. Each reference in Sections 3.15 and 3.16 to the “Effective Date” shall be replaced with the words the “Amendment No. 1 Effective Date”. Schedules 3.15 and 3.16 shall be replaced with Schedules 3.15 and 3.16 as attached hereto. In addition the parenthetical phrase in Section 3.16 shall be amended in its entirety to read as follows:

“(excluding Liens securing Indebtedness of the Borrower and such Persons in an aggregate principal or face amount not exceeding $25,000,000)”

C. No Amendment to Section 3.17. Notwithstanding anything herein to the contrary, all references to the term “Loan Documents” in the second sentence of Section 3.17 of the Credit Agreement only shall have the meaning given to such term as in effect under the Credit Agreement as of the Effective Date.

D. Security Documents. Section 3.19 of the Credit Agreement shall be deleted in its entirety (and the Table of Contents shall be amended correspondingly).

2.06. Affirmative Covenants. Article V of the Credit Agreement shall be amended as follows:

A. Financial Statements and Other Information. Section 5.01 of the Credit Agreement shall be amended as follows:

(1) Section 5.01(a) of the Credit Agreement shall be amended by deleting the first parenthetical phrase thereof.

(2) Section 5.01(b) of the Credit Agreement shall be amended by deleting the first parenthetical phrase thereof.

(3) Section 5.01(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05;”.

B. Notices of Material Events. Section 5.02 of the Credit Agreement shall be amended as follows:

(1) Clauses (i) and (j) thereof shall be deleted in their entirety; and

(2) Clauses (k) and (l) thereof shall be re-lettered as clauses “(i)” and “(j)”, respectively.

C. Guarantees; Release and Reinstatement. Section 5.11 of the Credit Agreement shall be deleted in its entirety (and the Table of Contents shall be amended accordingly).

D. Pledges; Release and Reinstatement. Section 5.12 of the Credit Agreement shall be deleted in its entirety (and the Table of Contents shall be amended accordingly).

E. Maintenance of Ratings. Section 5.13 of the Credit Agreement shall be re-numbered as “Section 5.11” of the Credit Agreement (and the Table of Contents shall be amended accordingly).

2.07. Negative Covenants. Article VI of the Credit Agreement shall be amended as follows:

A. Indebtedness. Section 6.01 of the Credit Agreement shall be amended as follows:

(1) Section 6.01(k) shall be amended and restated in its entirety to read as follows:

“(k) any Indebtedness incurred by the Borrower in the form of unsecured senior notes; provided that (i) such Indebtedness does not mature or have scheduled amortization or payments of principal (including prepayments, redemptions or sinking fund or like payments) prior to the date that is 91 days after the Commitment Termination Date at the time such Indebtedness is incurred (other than customary prepayment or redemption requirements as a result of asset sales or change of control provisions (provided that any such prepayment or redemption (or offer to prepay or redeem) may be made only to the extent permitted under Section 6.13)); (ii) the other terms and conditions of such Indebtedness (other than interest rate and redemption premium) shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions contained in the Loan Documents; (iii) such Indebtedness is not contractually subordinated to any other Indebtedness; (iv) such Indebtedness is not guaranteed by any Person; (v) no Default has occurred and is continuing at the time of incurrence of such Indebtedness or would result therefrom; and (vi) the Net Proceeds of such Indebtedness shall be applied in accordance with Section 2.08(b) to the extent required by the terms thereof;”.

(2) Section 6.01(l) shall be amended by deleting the words “other than the Guarantors” in sub-clause (iii) thereof.

(3) Section 6.01(r) shall be amended by replacing the words “(which Indebtedness and other obligations may be guaranteed by the Guarantors, but not any other Person)” appearing therein with the following words: “(which Indebtedness and other obligations shall not be guaranteed by any Person)”.

(4) Section 6.01(s) shall be amended and restated in its entirety to read as follows:

“(s) Indebtedness of the Borrower owing to any Subsidiary or Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary; provided that (i) a Subsidiary shall have Indebtedness owing to the Borrower only to the extent permitted under the first sentence of Section 6.03(b); (ii) any Indebtedness of the Borrower owing to any Subsidiary shall be made pursuant to an intercompany note in form and substance satisfactory to the Administrative Agent and shall be subordinated in right of payment from and after such time as the Loans shall become due and payable hereunder (whether at maturity, acceleration or otherwise) to the indefeasible payment in full in cash of the Obligations; and (iii) such Indebtedness may be secured to the extent permitted under Section 6.02(i);”.

(5) Section 6.01(t) shall be amended and restated in its entirety to read as follows:

“(t) additional Indebtedness of (i) Subsidiaries and (ii) any Person that becomes a Subsidiary after the Effective Date, in each case owing to any Person (other than the Borrower or any other Subsidiary), not exceeding at any time outstanding an aggregate amount equal to 10% of Total Stockholders’ Equity (as determined as of the most recently ended fiscal year or fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable); provided that, at the time of the incurrence thereof, (i) no Default has occurred and is continuing or would result therefrom and (ii) the Net Proceeds of any such Indebtedness shall be applied in accordance with Section 2.08(b) to the extent required by the terms thereof; and”.

B. Liens. Section 6.02 of the Credit Agreement shall be amended as follows:

(1) Section 6.02(i) shall be amended by deleting the phrase “that is the direct or indirect parent entity of such Subsidiary”.

(2) Section 6.02(l) shall be deleted in its entirety and replaced with the following: “(l) [Intentionally Deleted];”.

(3) Section 6.02(t) shall be amended and restated in its entirety to read as follows:

“(t) Liens securing obligations in respect of Swap Agreements entered into in the ordinary course of business and not for speculative purposes; and”.

(4) The last sentence of Section 6.02 shall be deleted in its entirety.

C. Fundamental Changes, Etc. Section 6.03 of the Credit Agreement shall be amended as follows:

(1) Section 6.03(a) shall be amended and restated in its entirety to read as follows:

“(a) Mergers, Consolidations, Disposal of Assets, Etc. The Borrower will not, nor will it permit any of its Material Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or all or substantially all of the Equity Interests of any of its Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing, (i) any Material Subsidiary may merge into the Borrower or any other Designated Party in a transaction in which the Borrower or such Designated Party, as the case may be, is the surviving entity (provided that (x) in any such transaction involving the Borrower, the Borrower shall be the surviving entity and (y) in any such transaction involving two Designated Parties (but not the Borrower) either Designated Party may be the surviving entity); (ii) any Material Subsidiary may merge into any Person (other than a Designated Party) in a transaction in which the surviving entity is a Material Subsidiary (provided that if such Material Subsidiary was a Designated Party immediately prior to such transaction, such surviving entity shall be deemed to be a Designated Party); and (iii) any Material Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or another Subsidiary.”

(2) Section 6.03(b) shall be amended and restated in its entirety to read as follows:

“(b) Certain Intercompany Transactions. Notwithstanding anything herein to the contrary, the Borrower will not make any Investment in any Subsidiary (other than any Indebtedness permitted under Sections 6.01(b), 6.01(c), 6.01(d) and 6.01(e) and any transfers by the Borrower to any Subsidiary of the Borrower of any Equity Interests of a Subsidiary of the Borrower that were received by the Borrower after the Effective Date by way of dividend for no consideration), unless the sum of (without duplication) (A) the aggregate principal amount of Indebtedness of Subsidiaries owing to the Borrower (other than any Indebtedness permitted under Sections 6.01(b), 6.01(c), 6.01(d) and 6.01(e)) at any time outstanding and (B) the aggregate amount of Investments made by the Borrower in Subsidiaries after the Effective Date including the fair market value of Equity Interests of direct Subsidiaries of the Borrower transferred to Subsidiaries of the Borrower after the Effective Date (other than those transfers excluded pursuant to the first parenthetical of this sentence) shall not exceed in the aggregate, an amount equal to the sum of (I) $350,000,000 plus (II) 50% of Cumulative Net Income at such time plus (III) the portion of the aggregate Net Proceeds from Equity Issuances of the Designated Parties received after the Effective Date and not required to be applied pursuant to Section 2.08(b)(i)(A). The Borrower will not sell, transfer, lease or otherwise dispose of any property (other than any Equity Interests of any Subsidiary to another Subsidiary of the Borrower, which shall be subject to the immediately preceding sentence), whether now owned or hereafter acquired, to any Subsidiary, other than Dispositions of property at fair market value for cash or non-cash consideration (so long as such non-cash consideration shall be permitted under the immediately preceding sentence).”

D. Financial Covenants. Section 6.05 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 6.05. Financial Covenants.

(a) Total Stockholders’ Equity. The Borrower will not permit Total Stockholders’ Equity at any time to be less than the sum of (i) $1,420,000,000 plus (ii) 50% of the aggregate Net Proceeds from Equity Issuances of each of the Borrower and its Subsidiaries after December 31, 2011 plus (iii) 50% of the Consolidated Net Income earned in each fiscal quarter ending on or after September 30, 2012 (with no deduction for a net loss in any such fiscal quarter).

(b) Total Debt to Total Capitalization. The Borrower will not permit Total Debt at any time to exceed 30% of Total Capitalization.”

E. Dispositions. Section 6.07 of the Credit Agreement shall be amended as follows: (1) each reference therein to “Loan Party” or “Loan Parties” shall be replaced with the word “Designated Party” or “Designated Parties”, respectively; and (2) clause (b) thereof shall be amended and restated in its entirety to read as follows:

“(b) any Designated Party may sell, lease, transfer or otherwise dispose of any or all of its property (including any Equity Interests of any direct Subsidiary thereof) to another Designated Party or any other Subsidiary, but only to the extent permitted under the last sentence of Section 6.03(b).”

F. Acquisitions. Section 6.10 of the Credit Agreement shall be deleted in its entirety and replaced with “SECTION 6.10. [Intentionally Deleted].” (and the Table of Contents shall be amended accordingly).

G. Investments. Section 6.11 of the Credit Agreement shall be amended as follows: (1) each reference therein to “Loan Party” or “Loan Parties” shall be replaced with the word “Designated Party” or “Designated Parties”, respectively; and (2) clause (c) thereof shall be amended and restated in its entirety to read as follows:

“(c) Investments by any Designated Party in another Designated Party or any other Subsidiary, but only to the extent not otherwise prohibited by the first sentence of Section 6.03(b);”.

H. Restricted Payments. Section 6.12 of the Credit Agreement shall be amended by amending and replacing each reference therein to “Loan Party” or “Loan Parties” with the word “Designated Party” or “Designated Parties”, respectively.

I. Payments of Certain Indebtedness. Section 6.13 of the Credit Agreement shall be amended by amending and replacing each reference therein to “Loan Party” or “Loan Parties” with the word “Designated Party” or “Designated Parties”, respectively.

J. Additional Provisions Applicable to Certain Negative Covenants. Section 6.14 of the Credit Agreement shall be amended by amending and replacing each reference therein to “Loan Party” or “Loan Parties” with the word “Designated Party” or “Designated Parties”, respectively.

2.08. Events of Default. Article VII of the Credit Agreement shall be amended as follows:

A. Clause (c), (d), (e) thereof shall be amended and restated in their entirety to read as follows:

“(c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.02(h) or Section 5.10 or Article VI hereof;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;”.

B. Clause (o) thereof shall be amended and restated in its entirety to read as follows.

“(o) except in accordance with the express terms thereof, any of the Loan Documents shall for any reason cease to be in full force and effect or to be valid and binding on the Borrower, or the validity or enforceability thereof shall be contested by the Borrower;”.

C. Each reference to “any Loan Party” in the language contained in Article VII immediately following clause (o) thereof shall be replaced with the words “the Borrower”.

2.09. Administrative Agent. Article VIII of the Credit Agreement shall be amended as follows:

A. The second paragraph of Article VIII shall be deleted in its entirety.

B. The ninth paragraph of Article VIII shall be amended by replacing the words “any Loan Party” in the first sentence thereof with the words “the Borrower”.

C. The tenth paragraph of Article VIII shall be deleted in its entirety.

D. The eleventh paragraph of Article VIII shall be amended and restated in its entirety to read as follows:

“It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”). Should any instrument in writing from the Borrower be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.”

2.10. Amendments. Section 9.02(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Notwithstanding anything herein to the contrary, the Administrative Agent may amend or modify this Agreement without the consent of any Lender or the Required Lenders (but with the consent of the Borrower) to correct an obvious error or any error or omission of a technical nature.”

2.11. Expenses. Section 9.03(a) of the Credit Agreement shall be amended by deleting clause (iii) thereof in its entirety and replacing the comma, immediately prior to clause (ii) thereof, with the word “and”.

2.12. Right of Setoff. Section 9.08 of the Credit Agreement shall be amended by deleting in their entirety the words “or any other Loan Party” in the fifth line thereof and the words “and the other Loan Parties” in the sixth line thereof.

2.13. Guarantee. Article X of the Credit Agreement shall be deleted in its entirety (and the Table of Contents shall be amended accordingly).

2.14. Exhibits. The Exhibits to the Credit Agreement shall be amended as follows:

A. Exhibit B (Pledge Agreement). Exhibit B to the Credit Agreement shall be deleted in its entirety (and the Table of Contents shall be amended by deleting “EXHIBIT B-Form of Pledge Agreement”).

B. Exhibit C (Guarantee Joinder Agreement). Exhibit C to the Credit Agreement shall be deleted in its entirety (and the Table of Contents shall be amended by deleting “EXHIBIT C-Form of Guarantee Joinder Agreement”).

C. Exhibit D (Form of Section 2.14(e) Certificate). Exhibit D to the Credit Agreement shall be re-lettered as “EXHIBIT B” (and the Table of Contents shall be amended accordingly”), and each reference in the Credit Agreement to “Exhibit D” shall be amended to refer to “Exhibit B”.

2.15. Commitments. As of the Amendment No. 1 Effective Date, the Commitments of the Lenders under Credit Agreement shall be as set forth in Schedule 1.01A to this Amendment.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment No. 1 Effective Date (as defined below), (a) the representations and warranties of the Borrower set forth in the Credit Agreement and each other Loan Document, in each case as amended hereby, are true and correct in all material respects (or, in the case of such representations and warranties qualified as to materiality, in all respects) on and as of the Amendment No. 1 Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (b) no Default shall have occurred and be continuing under the Credit Agreement as amended hereby.

SECTION 4. Conditions to Effectiveness of Amendment. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions precedent shall have been satisfied in a manner or in form and substance reasonably satisfactory to the Administrative Agent:

(a) Executed Counterparts. The Administrative Agent shall have received one or more counterparts of this Amendment signed on behalf of the Borrower, each other Loan Party, each Lender and the Administrative Agent; and

(b) Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent (i) for the account of each Lender which has executed and delivered this Amendment on or prior to 5:00 p.m. (New York City time) on November 14, 2012, an amendment fee equal to 0.10% of such Lender’s Commitment as in effect immediately prior to the Amendment No. 1 Effective Date (but not including any portion of such Commitment for which a fee is payable to such Lender under clause (ii) below), (ii) for the account of each Lender which immediately prior to the Amendment No. 1 Effective Date shall have acquired an additional Commitment pursuant to Section 2.16(b)(iv) of the Credit Agreement (and, in that connection, shall have entered into an Assignment and Assumption with respect to such additional Commitment pursuant to the Credit Agreement prior to or substantially concurrently with the Amendment No. 1 Effective Date) and which has executed and delivered this Amendment, a fee equal to 0.425% of such Lender’s additional Commitment (as set forth in such Assignment and Assumption) (it being understood that the payment of such fees under clauses (i) and (ii) above shall be payable on, and subject to the occurrence of, the Amendment No. 1 Effective Date) and (iii) for the account of the relevant Person entitled thereto, all other fees, and all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent (as defined in the Pledge Agreement), in each case separately agreed to in writing by the Borrower or required by the terms of the Credit Agreement to be paid or reimbursed in connection with this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent and the Collateral Agent incurred in connection with this Amendment and related matters to the extent invoiced.

SECTION 5. Release of Guarantees and Collateral. As of the Amendment No. 1 Effective Date, the Lenders (a) hereby agree that all Obligations of each Guarantor and each Grantor (as defined in the Pledge Agreement) under the Credit Agreement and the other Loan Documents to which it is a party are hereby released and terminated and, without limiting the foregoing, the Pledge Agreement and the security interests and other liens granted thereunder to or in favor of the Collateral Agent for the benefit of the Lenders, shall be released and terminated and the Grantors shall cease to have any rights and obligations thereunder, all without further action by any Person necessary to give effect thereto, and (b) hereby direct and authorize the Collateral Agent (i) to execute and/or deliver (as applicable) Uniform Commercial Code termination statements (and, to the extent permitted under the Uniform Commercial Code in effect in any relevant jurisdiction, the Lenders and the Collateral Agent hereby authorize the Borrower and its counsel and other designees, without further notice, to prepare and file such termination statements at any time from and after the Amendment No. 1 Effective Date) and such other instruments of release pertaining to such security interests and other liens as the Borrower may reasonably request to effectuate, or reflect of public record, such release of all such security interests and liens and (ii) to surrender to the Borrower any and all possessory Collateral heretofore delivered to the Collateral Agent by the Borrower or any of its Subsidiaries pursuant to the Pledge Agreement, all without recourse to or warranty by the Collateral Agent, the Lenders and the Administrative Agent. By their execution and delivery of this Amendment, the Subsidiaries of the Borrower that are Guarantors and Grantors hereby acknowledge and agree to the terms of this Amendment and the releases under this Section. The parties hereto agree that, notwithstanding anything herein to the contrary, effective as of the Amendment No. 1 Effective Date, the Guarantors shall cease to be parties to the Credit Agreement and have any rights and obligations thereunder.

SECTION 6. Confirmation of Loan Documents. As of the Amendment No. 1 Effective Date, the Borrower hereby confirms and ratifies all of its obligations under the Credit Agreement and the other Loan Documents, in each case as amended hereby.

SECTION 7. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and shall be administered and construed pursuant to the terms of the Credit Agreement. The Borrower shall pay all reasonable expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the preparation, negotiation, execution and delivery of, and satisfaction of the conditions under, this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

FIRST AMERICAN FINANCIAL CORPORATION

By	/s/ Mark Seaton
Name: Mark Seaton
Title: SVP, Finance

GUARANTORS

FIRST AMERICAN DATA CO., LLC

By	/s/ Robert Karraa
Name: Robert Karraa
Title: President

FIRST AMERICAN DATA TREE LLC

By	/s/ Robert Karraa
Name: Robert Karraa
Title: President

DATA TRACE INFORMATION SERVICES LLC

By	/s/ Robert Karraa
Name: Robert Karraa
Title: President

SMART TITLE SOLUTIONS LLC

By	/s/ Robert Karraa
Name: Robert Karraa
Title: President

LENDERS

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By	/s/ Kimberly Dauber
Name: Kimberly Dauber
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ James F. Cooper
Name: James F. Cooper
Title: Sr. Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Grainne Pergolini
Name: Grainne Pergolini
Title: Director

UNION BANK

By	/s/ Kyle J. Bower
Name: Kyle J. Bower
Title: Vice President

BMO HARRIS BANK N.A.

By	/s/ Todd Senger
Name: Todd Senger
Title: MD

KEY BANK NATIONAL ASSOCIATION

By	/s/ James Cribbet
Name: James Cribbet
Title: SVP

BANK OF THE WEST

By	/s/ Dale Paterson
Name: Dale Paterson
Title: Senior Vice President

COMPASS BANK

By	/s/ Ramon Garcia
Name: Ramon Garcia
Title: Vice President

CITIBANK, N.A.

By	/s/ Robert Porwick
Name: Robert Porwick
Title: Senior Vice President

COMERICA BANK

By	/s/ Thomas M. Hicks
Name: Thomas M. Hicks
Title: Vice President / Alt Group Mgr

BOKF, N.A. dba BANK OF OKLAHOMA

By	/s/ Brian Warden
Name: Brian Warden
Title: Vice President

CAPITAL ONE, N.A.

By	/s/ Gina Monette
Name: Gina Monette
Title: Vice President

BANK OF AMERICA, N.A.

By	/s/ Jason Cassity
Name: Jason Cassity
Title: Director

CITY NATIONAL BANK

By	/s/ Bill Kelly
Name: Bill Kelly
Title: Vice President

TAIWAN COOPERATIVE BANK LOS ANGELES BRANCH

By	/s/ LI-HUA HUANG
Name: LI-HUA HUANG
Title: VP & GENERAL MANAGER

BANK OF HAWAII

By	/s/ Anna Hu
Name: Anna Hu
Title: Vice President

BANK OF TAIWAN, LOS ANGELES BRANCH

By	/s/ Chwan-Ming Ho
Name: Chwan-Ming Ho
Title: Vice President & General Manager

E. SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By	/s/ Edward Chen
Name: Edward Chen
Title: VP & General Manager

BARCLAYS BANK PLC

By	/s/ Lisa Minigh
Name: Lisa Minigh
Title: Assistant Vice President

EAST WEST BANK

By	/s/ Martin Kim
Name: Martin Kim
Title: Vice President

LAND BANK OF TAIWAN LOS ANGELES BRANCH

By	/s/ Juifu Chien
Name: Juifu Chien
Title: Vice President & General Manager

SCHEDULE 1.01A

Amendment No. 1 Effective Date Commitments

Name of Lender	Commitment ($)
JPMORGAN CHASE BANK, N.A.	$48,500,000
U.S. BANK NATIONAL ASSOCIATION	$48,500,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$48,000,000
BMO HARRIS BANK, N.A.	$42,000,000
KEY BANK NATIONAL ASSOCIATION	$42,000,000
UNION BANK	$42,000,000
BANK OF THE WEST	$40,000,000
COMPASS BANK	$40,000,000
CITIBANK, N.A.	$35,000,000
COMERICA BANK	$35,000,000
BANK OF OKLAHOMA	$25,000,000
CAPITAL ONE, N.A.	$25,000,000
BANK OF AMERICA, N.A.	$20,000,000
CITY NATIONAL BANK	$20,000,000
TAIWAN COOPERATIVE BANK LOS ANGELES BRANCH	$20,000,000
BANK OF HAWAII	$15,000,000
BANK OF TAIWAN, LOS ANGELES BRANCH	$12,000,000
E. SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH	$12,000,000
BARCLAYS BANK PLC	$10,000,000
EAST WEST BANK	$10,000,000
LAND BANK OF TAIWAN LOS ANGELES BRANCH	$10,000,000

TOTAL	$600,000,000

Schedule 1.01A

SCHEDULE 3.15

Indebtedness

Borrower	Debt	As of 9/30/2012 (in thousands)
First American Financial Corporation	Secured note due to First American Title Insurance Company	$83,900
First American Title Insurance Co. (1)	Trust deed notes with maturities through 2032, collateralized by land and buildings	$42,600
First American Title Insurance Co. (1)	Other notes and contracts payable with maturities through 2020	$29,900
First American Title Insurance Co. (1)	Guarantees of debt and letters of credit	$10,900
First American Financial Corporation	Guarantees of debt and letters of credit	$11,800

(1)	First American Title Insurance Company or one of its Subsidiaries or Affiliates

Schedule 3.15 to Credit Agreement

SCHEDULE 3.16

Liens

Borrower	Lien	As of 9/30/2012 (in thousands)
First American Financial Corporation	Secured note due to First American Title Insurance Company	$83,900
First American Title Insurance Co. (1)	Trust deed notes with maturities through 2032, collateralized by land and buildings	$42,600

(1)	First American Title Insurance Company or one of its Subsidiaries or Affiliates

In addition, see also the attached UCC Reports.

Schedule 3.16 to Credit Agreement